EXHIBIT 10.4

THIS UNANIMOUS CONSENT is made the 27th day of April 2010

BY

HSBC TRUSTEE (GUERNSEY) LIMITED, whose registered office is at Park Place, Park Street, St. Peter Port, Guernsey, Channel Islands, GY1 1EE (hereinafter called “the Trustee”)

AND

HYATT INTERNATIONAL ASIA PACIFIC LIMITED, whose registered office is situated at 1301 The Gateway, Tower 1, 25 Canton Road, Kowloon, Hong Kong,

HYATT INTERNATIONAL (EUROPE AFRICA MIDDLE EAST) LLC, whose registered office is situated at Balz-Zimmermannstrasse 7, P.O. Box, 8058 Zurich-Airport, Switzerland,

HYATT INTERNATIONAL LATIN AMERICA LIMITED, whose registered office is care of Caledonian Bank & Trust Limited, Caledonian House, Mary Street, P.O. Box 1043, Georgetown, Grand Cayman, Cayman Islands and

HYATT INTERNATIONAL SOUTH WEST ASIA LIMITED, whose registered office is situated at 18th Floor, Burjuman Towers, P.O. Box 43659, Dubai, United Arab Emirates

(hereinafter together called “the Companies”).

WHEREAS:

1.

By a Deed dated the 15th day of September 1992 (“the Trust Deed”) Bermuda Trust (Guernsey) Limited and the Companies established a Trust known as the Hyatt International Hotels Master Benefits Trust (hereinafter called “the Scheme”).

2.

Bermuda Trust (Guernsey) Limited and HSBC Trustee (Guernsey) Limited, on 1st January 2005, amalgamated pursuant to the Amalgamation of Companies Ordinance 1997, the amalgamated Company having the name of HSBC Trustee (Guernsey) Limited.

3.	As a consequence of 2 above, the Trustee is the trustee of the Scheme.

4.	Certain employee benefit arrangements exist sponsored by the Companies to provide retirement and other benefits for and in respect of certain employees of the Companies and of any Associated Employer.

NOW THIS DEED WITNESSETH:

1.	Where appropriate words and phrases shall have the same meaning as in the Trust Deed and the Rules.

Rules of the Hyatt International Hotels Retirement Plan (“RP”)

2.	Pursuant to Section 15.2 of the RP, a Participant may transfer or arrange to have transferred in the RP a cash sum in respect of benefit rights earned under a previous employer’s plan or any other plan operated by the Company.

3.	Certain Participants have arranged to have accounts in the Hyatt International Corporations’ Restricted Deferred Incentive Compensation Plan II (“RDICP II”) and the Hyatt Hotels Corporation Deferred Incentive Plan (“HHDIP”) transferred into the RP and be treated as an employer paid Contribution under section 15.2(b).

4.	The Installment Payout Period, Payment Date and Vesting for the amounts transferred for the RDICP II shall be as follows:

Installment Payout Period—For elections in force prior to December 31, 2005, Installment Payment Period means a number of annual installments as elected by the Participant, provided the installments are completed by the age of 60 for the Participant. In the event of Death, installments will be converted to a lump sum payment to the beneficiary or the estate of the Participant if there is no beneficiary.

Payment Date—The Payment Date shall be the later of: (i) within ninety (90) days following the date of the Participant’s first distribution event, or (ii) the six month anniversary of the Participant’s first distribution event, if the Participant is a Specified Employee. Notwithstanding the foregoing provision, if a Participant’s employment is terminated for cause as determined by the applicable Employer in its sole discretion, all amounts otherwise payable to or on account of the Participant under the Plan shall be immediately forfeited.

Vesting

Age	Years of Service	% of Account to Be Paid
Less than 55, if termination is due to resignation of Employee	Not Applicable	0% of Account
55 or greater	Less than 5	0% of Account
55	5 or more	50% of Account
56	6 or more	60% of Account
57	7 or more	70% of Account
58	8 or more	80% of Account
59	9 or more	90 % of Account
60	10 or More	100% of Account

Any Age if terminated by the Company without cause or due to Death or Disability	Not Applicable	100% of Account

5.	The Vesting for the amounts transferred for the HHDIP shall be as follows:

Vesting

Awards made in 2008 or prior:

A Participant will become 100% vested in his Account on April 1, of the year in which the Participant will complete five (5) Years of Service. Participant will be 100% vested in his Account if he either dies or has a Disability prior to his termination of employment with the Company. However, a Participant will be 0% vested in his Account and shall forfeit his entire Account balance, regardless of his number of Years of Service, on the date that he terminates employment with the Company if his employment is terminated for cause, as determined by the Company in its sole discretion, or he engages in conduct which violates any terms or conditions of his employment, including terms and conditions relating to competition and disclosure of confidential information after termination of employment.

Awards made in 2009:

Participant will become twenty-five percent (25%) vested in each year’s Award on each of the first four (4) anniversaries from the date of the Award, which is deemed to be April 1st of the calendar year in which the Award is credited to the Account of the Participant. For example, an Award credited to a Participant’s Account in the year 2009 (based on 2008 performance), will be 25% vested on April 1, 2010, 50% vested on April 1, 2011, 75% vested on April 1, 2012, and 100% vested on April 1, 2013.

6.

For each Participant the value of the benefit as determined above will be transferred to the Participant’s account in the RP no later than the 28 th day of May 2010, as permitted by Section 15.2 of the RP, and will be governed by the provisions in the RP for payment of benefits.

7.	The laws of Guernsey shall govern this Unanimous Consent.

IN WITNESS WHEREOF the Trustee has caused its Common Seal to be affixed and the Companies have countersigned in the manner hereafter the day and year first written above.

The Common Seal of

HSBC TRUSTEE (GUERNSEY) LIMITED

was hereunto affixed in the presence of:

/s/ Rebecca Russell	/s/ Philip Salazar
Authorised Signatory	Director

Signed for and on behalf of

HYATT INTERNATIONAL ASIA PACIFIC LIMITED

was hereunto affixed in the presence of:

/s/ Rakesh Sarna

Signed for and on behalf of

HYATT INTERNATIONAL (EUROPE AFRICA MIDDLE EAST) LLC

was hereunto affixed in the presence of:

/s/ Rakesh Sarna

Signed for and on behalf of

HYATT INTERNATIONAL LATIN AMERICA LIMITED

was hereunto affixed in the presence of:

/s/ Rakesh Sarna

Signed for and on behalf of

HYATT INTERNATIONAL SOUTH WEST ASIA LIMITED

was hereunto affixed in the presence of:

/s/ Rakesh Sarna

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